UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 11, 2015

CHS INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	001-36079	41-0251095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5500 Cenex Drive, Inver Grove Heights, Minnesota 55077

(Address of Principal Executive Offices)

(Zip Code)

651-355-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06              Material Impairments

The Company announced in September 2014 that its Board of Directors had approved plans to begin construction of a fertilizer manufacturing plant in Spiritwood, North Dakota.  The Company has continued to evaluate the feasibility of these plans relating to several factors, including the financial and contractual suitability of a proposed lump sum turn key contract to construct the facility and the technical ability to secure a reliable, adequate, long-term supply of water to operate the facility.

The Company has determined not to move forward with the construction of the Spiritwood facility.  As of July 31, 2015, the Company estimates that it had incurred capitalized costs of approximately $75 million to $85 million in connection with the planning and initial construction activities relating to the facility.  The Company will record an impairment charge in an amount equal to substantially all of the incurred capitalized costs in connection with the Spiritwood facility.  The impairment charge will be reflected in the Company’s fourth fiscal quarter ending on August 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHS INC.

Date: August 12, 2015	/s/ Timothy Skidmore
Timothy Skidmore
Executive Vice President and Chief Financial Officer